UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 3, 2015, the parties, by stipulation, agreed to entry of an order for summary judgement in favor of defendants, dismissing all claims in the pending patent lawsuit Intelligent Verification Systems, LLC v. Microsoft Corporation and Majesco Entertainment Co., Case No. 12-cv-00525, in the United Stated District Court for the Eastern District of Virginia following a Court ruling that recommended excluding plaintiff’s damages expert.

The Court is expected to enter an order for summary judgment in favor of the defendants. Defendants also dismissed, without prejudice, their counterclaim that plaintiff’s patent is invalid.  The Company has been informed that plaintiff intends to appeal the decision of the Court to exclude its damages expert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: April 9, 2015	/s/ Trent Davis
Trent Davis
Chairman